Exhibit 10.5

FORM OF PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

(Canadian-Based Employee Form)

This AGREEMENT (the “Agreement”) is dated as of                  by and between GEORGIA GULF CORPORATION, a Delaware corporation (together with any Subsidiaries, as applicable, the “Company”), and              (“Grantee” or “You”).

1.             Grant of PRSUs.   Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s [2009] [2011] Equity and Performance Incentive Plan  (the “Plan”), the Company has granted to Grantee, as of                  (the “Date of Grant”), an award of performance-based Restricted Share Units (otherwise referred to in this Agreement as “Performance Restricted Stock Units” or “PRSUs”), payment of which depends on the Company’s performance as set forth in the table below.  Each Performance Restricted Stock Unit shall represent the contingent right to receive one share of Common Stock.  In addition to other conditions described below, your right to receive all or any portion of the PRSUs is contingent upon the volume weighted average Market Value Per Share of the Company’s Common Stock for the forty-five trading days immediately following the public release of the Company’s earnings for                  (the “Average Stock Price”) as follows:

Average Stock Price	PRSUs Earned
$ or greater
Between $ and $ *	* the number of PRSUs earned will be calculated by mathematical straight-line interpolation.
$
$ or less	0

2.             Restrictions on Transfer of PRSUs.   The PRSUs may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee.  Any purported transfer, encumbrance or other disposition of the PRSUs that is in violation of this Agreement shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the PRSUs.

3.             Conditions; Determination of Earned Award.  Except as otherwise provided herein, Grantee’s right to receive shares of Common Stock upon settlement of PRSUs is contingent upon his or her remaining in the continuous employ of the Company or a Subsidiary until                  (the “Vesting Date”).  As soon as practicable on or after the Vesting Date, the [Board] Committee shall determine the Average Stock Price and shall determine the number of PRSUs that shall have become earned hereunder.  Subject to the terms of the Plan, before any PRSUs are settled, the [Board] Committee shall make a determination that the performance conditions set forth in this Agreement have been satisfied.

4.             Effect of Change in Control.  In the event a Change in Control occurs prior to the Vesting Date and while Grantee is an employee of the Company or any Subsidiary, the PRSUs covered by this Agreement shall become earned as provided in the following sentence if, in connection with such Change in Control, the successor corporation does not assume the obligations of the Company under this Agreement or provide Grantee with a substitute award with rights equivalent to the rights provided under this Agreement.  The number of PRSUs earned by reason of a Change in Control shall be as set forth above in Section 1; provided, that the “Vesting Date” with respect to such event shall be the date of the consummation of the Change in Control (the “Change in Control Date”) and the “Average Stock Price” with respect to such event shall be the Market Value Per Share of the Company’s Common Stock as of the Change in Control Date.

Subject to the following sentence, if the obligations of the Company under this Agreement remain unchanged or if the successor corporation assumes the obligations of the Company under this Agreement or provides Grantee with a substitute award with rights equivalent to the rights provided under this Agreement, then no such acceleration shall apply and the terms of this Agreement shall apply to the assumed or substitute award, except as may otherwise be provided in a written agreement between Grantee and the Company; provided, that if the Company is not the surviving corporation following the Change in Control, the Average Stock Price shall be determined with respect to the market value of the common shares of stock of the successor corporation, as may be adjusted in accordance with Section [10] [12] of the Plan.

Notwithstanding the foregoing, if, following a Change in Control, (i) the obligations of the Company under this Agreement remain unchanged or the successor corporation assumes the obligations of the Company under this Agreement or provides Grantee with a substitute award with rights equivalent to the rights provided under this Agreement and (ii) after the Change in Control, but prior to the Vesting Date, the Company, the successor corporation or any subsidiary of either terminates Grantee’s employment without Cause or Grantee terminates his or her employment for Good Reason, then a number of PRSUs (or a number of units subject to a substitute award) shall become earned as set forth in Section 1; provided, that the “Vesting Date” with respect to such event shall be the date of termination of Grantee’s employment (the “Termination of Employment Date”) and the “Average Stock Price” with respect to such event shall be the volume-weighted Market Value Per Share of the Company’s Common Stock (or the successor corporation’s common shares of stock) for the forty-five trading days immediately preceding the Termination of Employment Date.

As used in this Agreement, the following terms shall be defined as follows:

“Cause” shall mean Grantee shall have committed prior to termination of employment any of the following acts:  (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with Grantee’s duties or in the course of Grantee’s employment; (ii) intentional wrongful damage to material assets of the Company; (iii) intentional wrongful disclosure of material confidential information of the Company; (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or (v) intentional breach of any stated material employment policy of the Company.  Any determination of whether Grantee’s employment was terminated for Cause shall be made by the [Board] Committee, whose determination shall be binding and conclusive.

“Good Reason” shall mean: (i) the Company or any Subsidiary reduces Grantee’s total compensation or total compensation potential by a material amount, except to the extent the Company or Subsidiary has instituted a reduction applicable to all senior executives of the Company or (ii) any attempted relocation of Grantee’s place of employment to a location more than 150 miles from the location of such employment on the date of such attempted relocation; provided, that the Grantee’s termination shall only constitute a termination for Good Reason hereunder if (x) the Grantee provides the Company with a notice of termination within 90 days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of the notice of termination, and (z) the date of termination occurs no later than 120 days after the initial occurrence of the facts or circumstances constituting Good Reason.

5.             Forfeiture of PRSUs.  Except as provided in Section 4 or as the [Board] Committee may determine on a case-by-case basis, subject to the terms of the Plan, at such time as Grantee ceases to be continuously employed by the Company before the Vesting Date, any PRSUs that have not theretofore been earned hereunder shall be forfeited.

6.             Qualifying Retirement.  Notwithstanding the foregoing, a Grantee shall be treated as being in the continuous employ of the Company for purposes hereof and earning of the PRSUs shall continue if and only for so long as all of the following conditions are met: (i) Grantee’s employment was terminated, including by reason of death, disability or retirement, other than by the Company for Cause; (ii) at the time such employment was terminated, Grantee had attained the age of 55; (iii) at the time such employment was terminated, Grantee’s age, when added to the number of years of continuous employment of such Grantee by the Company, equaled or exceeded seventy (70); and (iv) Grantee does not engage in any Detrimental Activity (together, a “Qualifying Retirement”).

Upon a finding by the [Board] Committee that Grantee has met the conditions for a Qualifying Retirement and has engaged in any Detrimental Activity during the period of time beginning when such conditions are first met and ending when all rights under this Agreement terminate, and forthwith upon notice of such finding, Grantee shall forfeit all PRSUs that have not been earned, and Grantee hereby expressly agrees that the Company may exercise any and all other rights available to it under the Plan.

7.             Payment of PRSUs.  At such time as the PRSUs shall be measured and shall become earned as specified herein, the shares of Common Stock underlying such PRSUs shall be transferred to Grantee as soon as practicable after the appropriate Vesting Date, and in all events by March 15 of the year following the year that includes the Vesting Date, except as otherwise provided in Section 9.  Such shares of Common Stock shall be newly issued shares by the Company.

8.             Dividend, Voting and Other Rights.  Grantee shall have no rights of ownership in the shares of Common Stock underlying the PRSUs and shall have no right to vote such shares of Common Stock until the date on which the shares of Common Stock are transferred to Grantee pursuant hereto.  Dividend equivalents will be paid in cash on the shares of Common Stock underlying the PRSUs and shall be deferred (with no earnings accruing) until and paid contingent upon the earning of the related PRSUs and paid at the same time the underlying shares are transferred to the Grantee.

9.             Retention of PRSUs by the Company.  The shares of Common Stock underlying the PRSUs shall be released to Grantee by the Company’s transfer agent at the direction of the Company.  At such time as the PRSUs become payable as specified in this Agreement, the Company shall direct the transfer agent to forward the applicable number of shares of Common Stock to Grantee except in the event that Grantee has notified the Company of his or her election to satisfy any tax obligations by surrender of a portion of such shares, the transfer agent will be directed to forward the remaining balance of shares after the amount necessary for such taxes has been deducted.

10.           Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any PRSUs or shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would, in the reasonable opinion of the Company, result in a violation of any such law.

11.           Relation to Other Benefits.  Any economic or other benefit to Grantee under this Agreement shall not be taken into account in determining any benefits to which Grantee may be entitled.

12.           Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent.

13.           Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.           Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by Grantee under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes to be withheld, which arrangements (in the discretion of the [Board] Committee) may include relinquishment of a portion of such benefit.  If Grantee fails to make arrangements for the payment of tax, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when Grantee is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, Grantee may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to Grantee, shares of Common Stock having a value equal to the amount required to be withheld.  The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such shares of Common Stock on the date the benefit is to be included in

Grantee’s income.  In no event will the Market Value per Share of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

15.           Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The [Board] Committee, acting pursuant to the Plan shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this grant.

16.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

17.           Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

18.           Notices.  Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Vice President-General Counsel and Secretary, and any notice to Grantee shall be addressed to said Grantee at his or her address currently on file with the Company.  Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

19.           Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Grantee.  This Agreement and the Plan shall be administered in a manner consistent with this intent.

20.           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

21.           Data Protection. By signing below, Grantee consents to the Company processing Grantee’s personal data provided herein (the “Data”) in Grantee’s country of residence and in other countries, exclusively for the purpose of performing this Agreement, in particular in connection with the earning of PRSUs awarded herein.  For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement, as of the day and year first above written.

GEORGIA GULF CORPORATION

By:
Name:
Title:

GRANTEE:

Name: